UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 12, 2017

SMARTFINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	333-203449	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)

(865-453-2650)
(Registrant’s telephone number, including area code) N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On December 12, 2017, SmartFinancial, Inc. (“SmartFinancial”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Tennessee Bancshares, Inc., a Tennessee corporation (“Tennessee Bancshares”), and Southern Community Bank, a Tennessee-chartered commercial bank and wholly owned subsidiary of Tennessee Bancshares (“Southern Community”), pursuant to which, on the terms and subject to the conditions set forth therein, Tennessee Bancshares will merge with and into SmartFinancial (the “Merger”), with SmartFinancial to survive the Merger.

Simultaneously with the execution of, and as contemplated by, the Merger Agreement, SmartBank, a Tennessee-charted commercial bank and wholly owned subsidiary of SmartFinancial (“SmartBank”), entered into an agreement and plan of merger with Southern Community pursuant to which, on the terms and subject to the conditions set forth therein, Southern Community will merge with and into SmartBank with SmartBank to be the surviving banking corporation.

Under the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Tennessee Bancshares common stock, par value of $1.00 per share, will be converted into the right to receive 0.8065 shares of SmartFinancial common stock, par value of $1.00 per share (the “Stock Consideration”). Additionally, under the terms of the Merger Agreement, Tennessee Bancshares will be entitled to pay, immediately prior to the closing of the Merger, a one-time, special cash dividend of up to $0.70 per share, subject to the satisfaction of certain conditions (the “Special Dividend”). Tennessee Bancshares will be entitled to pay the Special Dividend if certain identified loans currently held by Southern Community are sold or paid in full for an amount equal to or in excess of 95% of the then-current unpaid principal balance. If Southern Community sells participation interest(s) in one or more of the identified loans, then the Special Dividend will be equal to the product of (x) $0.70 multiplied by (y) the quotient obtained by dividing (i) the aggregate amount of cash received by Southern Community for the sale(s) of such participation interest(s) plus the amount of any principal payments received by Southern Community on the identified loans after the date of the Merger Agreement and prior to the date which is 15 calendar days prior to closing, by (ii) the unpaid principal balance of the identified loans as of the date of the Merger Agreement; provided that (1) any such sale of a participation interest in an identified loan must be at a price of not less than 95% of the then-current unpaid principal balance of the subject participation interest and (2) the Special Dividend cannot exceed $0.70 per share. As of December 12, 2017, Tennessee Bancshares had 1,809,282 shares of common stock outstanding.

The Merger Agreement contains customary representations, warranties, and covenants by all parties. Conditions to each party’s obligation to consummate the Merger include the following, as well as other customary conditions: (1) approval of the Merger Agreement by the shareholders of Tennessee Bancshares, (2) approval of the Merger by regulatory authorities, (3) effectiveness of a registration statement for the shares issued as Stock Consideration, and (4) authorization to list the shares to be issued as Stock Consideration on the Nasdaq Capital Market. Conditions to SmartFinancial’s obligation to consummate the Merger include the following: (1) holders of not more than 10% of the outstanding shares of Tennessee Bancshares stock shall have perfected and not withdrawn or lost their rights to dissent from the Merger and (2) receipt of the resignations of all directors of Tennessee Bancshares and Southern Community.

In connection with the Merger, SmartFinancial has entered into employment agreements with certain Southern Community and Tennessee Bancshares executives that will become effective as of the effective time of the Merger. Clifton N. Miller, who currently serves on the boards of Tennessee Bancshares and Southern Community, will be appointed to the SmartFinancial and SmartBank boards at the effective time of the Merger. As an inducement to SmartFinancial to enter into the Merger Agreement, each director of Tennessee Bancshares has signed a voting agreement, dated as of the date of the Merger Agreement, pursuant to which such director has agreed, among other things, to vote his or her shares of Tennessee Bancshares stock in favor of approval of the Merger Agreement.

The Merger Agreement provides certain termination rights for both SmartFinancial and Tennessee Bancshares and further provides that, upon termination of the Merger Agreement under certain circumstances, Tennessee Bancshares will be obligated to pay SmartFinancial a termination fee of $1,300,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of, the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, and (2) were made only as of the date of the Merger Agreement or such other date specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding SmartFinancial and its affiliates and businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a proxy statement of Tennessee Bancshares and a prospectus of SmartFinancial, as well as in the Forms 10-K, Forms 10-Q and other filings that SmartFinancial makes with the Securities and Exchange Commission (“SEC”).

Item 7.01    Regulation FD

Tennessee Bancshares and Smart Financial issued a press release announcing the execution of the Merger Agreement on December 12, 2017. A copy of this press release is included here as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference.

SmartFinancial will use the presentation materials furnished herewith to present the Merger Agreement and the Merger to investors, on or after December 12, 2017. Such materials are attached hereto as Exhibit 99.2. SmartFinancial does not undertake to update these materials after the date of this report, nor will this report be deemed a determination or admission as to the materiality of any information contained herein (including the information in Exhibit 99.2).

The information set forth in this Item 7.01 (including the information in Exhibit 99.1 attached hereto) is being furnished to the SEC and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements & Exhibits

(d)     Exhibits

Exhibit
Number        Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 12, 2017, by and among SmartFinancial, Inc., Tennessee Bancshares, Inc., and Southern Community Bank*

99.1        Press Release, issued by SmartFinancial, Inc., dated December 12, 2017

99.2        Investor Presentation Materials

* The registrant has omitted scheduled and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.
Important Information for Shareholders

This report shall not constitute an offer to sell, the solicitation of an offer to sell, or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, SmartFinancial will file a registration statement on Form S-4 with the SEC, which will contain the proxy statement of Tennessee Bancshares and a prospectus of SmartFinancial. Shareholders of Tennessee Bancshares are encouraged to read the registration statement, including the proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the merger, Tennessee Bancshares, and SmartFinancial. After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be mailed to all Tennessee Bancshares shareholders and will be available for free on the SEC’s website (www.sec.gov). The proxy statement/prospectus will also be made available for free by contacting Frank Hughes, EVP of Investment and Institutional Investor Relations at (423) 385-3009 or Bill Yoder, the President and Chief Executive Officer of Tennessee Bancshares at (931) 393-2265. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SmartFinancial, Tennessee Bancshares, their directors and executive officers, and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of SmartFinancial is set forth in SmartFinancial’s proxy statement for its 2017 annual shareholders meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Certain of the statements made in this report may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of SmartFinancial’s management regarding the company’s strategic direction, prospects, future results and benefits of the Merger, are subject to numerous risks and uncertainties. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of the two companies’ businesses, (5) the failure of Tennessee Bancshares’s shareholders to approve the Merger, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability to obtain required governmental approvals of the proposed terms of the Merger, (8) reputational risk and the reaction of the parties’ customers to the Merger, (9) the failure of the closing conditions to be satisfied, (10) the risk that the integration of Tennessee Bancshares’s operations with SmartFinancial will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by SmartFinancial’s issuance of additional shares of its common stock in the Merger and (13) general competitive, economic, politics of and market conditions. Additional factors which could affect the forward looking statements can be found in SmartFinancial’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with or furnished to the SEC and available on the SEC’s website at http://

www.sec.gov. SmartFinancial and Tennessee Bancshares disclaim any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: December 12, 2017
/s/ William Y. Carroll Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer

EXHIBIT INDEX

2.1Agreement and Plan of Merger, dated as of December 12, 2017, by and among SmartFinancial, Inc., Tennessee Bancshares, Inc., and Southern Community Bank*

99.1Press Release, issued by SmartFinancial, Inc., dated December 12, 2017

99.2Investor Presentation Materials

* The registrant has omitted scheduled and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.